Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	Second Quarter		Year-to-Date
	2016	2015	2016	2015
NET SALES	$2,932.4	$2,866.9	$5,604.5	$5,496.9
COSTS AND EXPENSES
Cost of sales	1,803.5	1,809.7	3,498.0	3,466.1
Gross margin	1,128.9	1,057.2	2,106.5	2,030.8
% of Net Sales	38.5%	36.9%	37.6%	36.9%
Selling, general and administrative	666.9	644.5	1,294.7	1,267.5
% of Net Sales	22.7%	22.5%	23.1%	23.1%
Operating margin	462.0	412.7	811.8	763.3
% of Net sales	15.8%	14.4%	14.5%	13.9%
Other - net	47.6	50.5	93.8	114.2
Restructuring charges	10.2	5.0	18.2	29.9
Income from operations	404.2	357.2	699.8	619.2
Interest - net	42.2	43.2	83.7	83.9
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	362.0	314.0	616.1	535.3
Income taxes on continuing operations	90.5	78.5	156.0	133.8
NET EARNINGS FROM CONTINUING OPERATIONS	271.5	235.5	460.1	401.5
Less: net loss attributable to non-controlling interests	—	(0.2)	(0.8)	(1.0)
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	271.5	235.7	460.9	402.5
NET LOSS FROM DISCONTINUED OPERATIONS	—	(8.5)	—	(13.0)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$271.5	$227.2	$460.9	$389.5

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.87	$1.59	$3.17	$2.68
Discontinued operations	—	(0.06)	—	(0.09)
Total basic earnings per share of common stock	$1.87	$1.53	$3.17	$2.59
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.84	$1.54	$3.12	$2.60
Discontinued operations	—	(0.06)	—	(0.08)
Total diluted earnings per share of common stock	$1.84	$1.49	$3.12	$2.51
DIVIDENDS PER SHARE	$0.55	$0.52	$1.10	$1.04
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
Basic	145,135	148,059	145,583	150,339
Diluted	147,263	152,663	147,543	154,881

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	July 2, 2016	January 2, 2016
ASSETS
Cash and cash equivalents	$568.2	$465.4
Accounts and notes receivable, net	1,571.0	1,331.8
Inventories, net	1,688.6	1,526.4
Other current assets	465.4	338.5
Total current assets	4,293.2	3,662.1
Property, plant and equipment, net	1,462.5	1,450.2
Goodwill and other intangibles, net	9,592.6	9,625.8
Other assets	392.5	389.7
Total assets	$15,740.8	$15,127.8
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$357.9	$7.6
Accounts payable	1,739.0	1,533.1
Accrued expenses	1,613.0	1,261.9
Total current liabilities	3,709.9	2,802.6
Long-term debt	3,814.1	3,792.1
Other long-term liabilities	2,366.7	2,673.9
Stanley Black & Decker, Inc. shareowners’ equity	5,803.5	5,811.6
Non-controlling interests’ equity	46.6	47.6
Total liabilities and shareowners' equity	$15,740.8	$15,127.8

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		Second Quarter		Year-to-Date
		2016	2015	2016	2015
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$271.5	$235.5	$460.1	$401.5
	Net loss from discontinued operations	—	(8.5)	—	(13.0)
	Depreciation and amortization	102.0	102.0	202.1	204.5
	Changes in working capital[1]	57.6	(50.5)	(210.4)	(428.4)
	Other	65.3	34.1	(48.5)	(49.5)
	Net cash provided by operating activities	496.4	312.6	403.3	115.1
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(78.7)	(65.7)	(143.6)	(111.6)
	Proceeds from issuances of common stock	23.7	31.7	32.2	74.7
	Net short-term (repayments) borrowings	(132.9)	(180.2)	348.3	418.7
	Net investment hedge settlements	7.9	33.5	5.5	63.9
	Cash dividends on common stock	(79.8)	(76.8)	(159.4)	(159.5)
	Purchases of common stock for treasury	(0.7)	(100.0)	(362.1)	(448.0)
	Effect of exchange rate changes on cash	(32.5)	3.5	(15.4)	(42.1)
	Other	12.6	(2.2)	(6.0)	(15.9)
	Net cash used in investing and financing activities	(280.4)	(356.2)	(300.5)	(219.8)
	Increase (Decrease) in Cash and Cash Equivalents	216.0	(43.6)	102.8	(104.7)
	Cash and Cash Equivalents, Beginning of Period	352.2	435.5	465.4	496.6
	Cash and Cash Equivalents, End of Period	$568.2	$391.9	$568.2	$391.9

	Free Cash Flow Computation[2]
	Operating cash flow	$496.4	$312.6	$403.3	$115.1
	Less: capital and software expenditures	(78.7)	(65.7)	(143.6)	(111.6)
	Free cash flow (before dividends)	$417.7	$246.9	$259.7	$3.5

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company's common stock and business acquisitions, among other items.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	Second Quarter		Year-to-Date
	2016	2015	2016	2015
NET SALES
Tools & Storage	$1,931.6	$1,839.5	$3,638.5	$3,471.6
Security	537.7	533.3	1,041.9	1,042.9
Industrial	463.1	494.1	924.1	982.4
Total	$2,932.4	$2,866.9	$5,604.5	$5,496.9
SEGMENT PROFIT
Tools & Storage	$362.5	$301.6	$624.5	$558.4
Security	67.7	55.2	127.9	110.0
Industrial	78.8	94.3	154.8	169.0
Segment Profit	509.0	451.1	907.2	837.4
Corporate Overhead	(47.0)	(38.4)	(95.4)	(74.1)
Total	$462.0	$412.7	$811.8	$763.3
Segment Profit as a Percentage of Net Sales
Tools & Storage	18.8%	16.4%	17.2%	16.1%
Security	12.6%	10.4%	12.3%	10.5%
Industrial	17.0%	19.1%	16.8%	17.2%
Segment Profit	17.4%	15.7%	16.2%	15.2%
Corporate Overhead	(1.6)%	(1.3)%	(1.7)%	(1.3)%
Total	15.8%	14.4%	14.5%	13.9%

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